                                                            EXHIBIT 4.(ii)(d)(2)







                          PROJECT AMERICA SHIP I, INC.


                                   $25,000,000




                       United States Government Guaranteed
                              Ship Financing Notes







                     --------------------------------------


                             NOTE PURCHASE AGREEMENT


                     --------------------------------------




                             Dated February 10, 2000



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                          PROJECT AMERICA SHIP I, INC.

                                  $ 25,000,000



            United States Government Guaranteed Ship Financing Notes
                    Variable Rate Notes due January 31, 2001

                             NOTE PURCHASE AGREEMENT


To each of the respective
Purchasers named in Schedule 1 hereto:          Dated February 10, 2000

Dear Sirs:

         The undersigned, Project America Ship I, Inc., a Delaware corporation (the "Shipowner"), hereby agrees with each of you (each, a "Purchaser") as follows:

         1. The Notes. The United States Government Guaranteed Ship Financing Notes, due January 31, 2001, referred to above (collectively the "Notes") in the aggregate principal amount set forth above are proposed to be issued and sold by the Shipowner upon fulfillment of the terms and conditions set forth herein. The Notes will be issued and sold to aid in the financing of the construction of Hull No. 7671 (the "Vessel"). The Notes will be in fully registered form only and will bear interest from the date of issuance at LIBOR minus .05%, adjusted quarterly, payable quarterly, on April 28, July 31 and October 31, 2000 and at maturity, commencing April 28, 2000.

         The Notes will be issued under a Trust Indenture (the "Indenture") between the Shipowner and The Bank of New York, as Trustee (the "Indenture Trustee"). Payment of the principal of and interest on the Notes will be fully and unconditionally guaranteed by the United States of America pursuant to the guarantee imprinted by the Indenture Trustee pursuant to an Authorization Agreement, on each of the Notes (the "Guarantee") under Title XI of the Merchant Marine Act, 1936, as amended and in effect on the date hereof (the "Act"). Since the Notes are guaranteed with the full faith and credit of the United States of America, it is understood that you will not independently review the financial condition of the Shipowner and will rely completely on the Secretary's Determination regarding the financial resources and maritime ability of the Shipowner.

         The capitalized terms used herein and not defined herein have the meanings ascribed thereto in Schedule A to the Indenture.

         The Notes, the Indenture and the Guarantees conform in all material respects to the descriptions thereof contained in the Offering Circular dated February 10, 2000 (the "Offering




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Circular"), which is being used by the Purchasers, with the consent of the
Shipowner, for resales of the Notes to investors.

         2. Interest Rate on Notes. The rate of interest to be borne by the Notes shall be determined in accordance with the provisions of the Notes and the Indenture and in each case shall be equal to a per annum rate adjusted quarterly for each Interest Period to LIBOR calculated on the Interest Determination Date for such Interest Period minus .05% which rate is applicable until the next Interest Payment Date provided, however, in no event shall the rate of interest payable thereunder exceed 12% per annum, for any Interest Period. Prior to authorizing the Guarantees, the rate of interest to be borne by the Notes must be determined by the Secretary to be reasonable, taking into account the range of interest rates prevailing in the private market for similar loans and the risks assumed by the Secretary.

         3. Agreement to Purchase. Subject to the conditions hereinafter set forth, and the representations and warranties contained herein, the Shipowner agrees to sell to you and you agree to purchase on the Note Closing Date the Notes in the principal amount set forth opposite your name in Schedule 1 hereto (subject to adjustment as set forth in Section 6 hereof) at 100% of such principal amount thereof.

         4. Closing. Delivery of the Notes shall be made at the office of the Maritime Administration, 400 Seventh Street, S.W., Washington, D.C., at a closing commencing at 9:00a.m., Eastern time, on February 10, 2000 (the "Note Closing Date") or such other place or such later business day (which, without the approval of Purchasers of at least 50% of the aggregate principal amount of Notes, shall not be later than April 8, 2000) as the Shipowner shall designate by at least 3 days' prior written notice to the Indenture Trustee and to you at your address specified in Schedule 1 hereto. Delivery of the Notes shall be made against payment therefor in funds immediately available to the Shipowner in Washington, D.C. Except as you may otherwise direct three (3) business days before the Note Closing Date, a single Note in global form dated the Note Closing Date, authenticated by the Indenture Trustee, guaranteed by the United States of America, and registered in the name of the Depository Trust Company ("DTC") or its nominee and issued in a denomination equal to the aggregate principal amount of the Notes, will be delivered to DTC or its custodian for the account of the Purchaser. For the purposes of this Agreement, a "business day" is a day which is not a Saturday, Sunday or bank holiday under the laws of the United States of America or the State of Illinois.

         5. Representations and Warranties by the Shipowner. The Shipowner represents and warrants to you that this Agreement, the Indenture, and the Notes have been duly authorized, executed and delivered by the Shipowner and constitute, each in accordance with their terms, a legal, valid and binding instrument enforceable against the Shipowner, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally. On the Note Closing Date, the Indenture and the Notes will have been duly authorized, executed and delivered by the Shipowner and will constitute legal, valid and binding instruments enforceable against the Shipowner, and the Notes will be entitled to the benefits of the Indenture, the Guarantees and the Authorization Agreement. The Shipowner represents that the Notes, the Indenture, and the Authorization Agreement conform in all material respects to the descriptions



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thereof contained in the Offering Circular dated February 10, 2000 unless you consent to a change.

         6. Conditions to Purchaser's Obligations. Your obligation under this Agreement to purchase Notes on the Note Closing Date is subject to the accuracy of the representations and warranties of the Shipowner contained in Section 4 hereof on and as of the Note Closing Date and to the following further conditions:

         (A) Opinion of Counsel for the Shipowner. On the Note Closing Date, the Shipowner shall have furnished an opinion of its counsel addressed to you and satisfactory to you and the Indenture Trustee regarding the representations and warranties set out in Item 4 of this Agreement;

         (B) Opinion of the Chief Counsel of the Maritime Administration. On the Note Closing Date, your counsel shall have received a copy of a legal opinion from the Maritime Administration addressed to the Purchasers and the Indenture Trustee to the effect that the Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America, and constitute the legal, valid and binding obligations of the United States of America; and

         (C) Opinion of Counsel for the Purchasers. On the Note Closing Date, you shall have received an opinion from your counsel satisfactory to you as to the sufficiency of this Agreement, the Indenture, the Notes, the Authorization Agreement and the Guarantee.

         (D) Certificate of Officer of the Shipowner. On the Note Closing Date, you shall have received a certificate signed by an authorized representative of the Shipowner to the effect that (a) the Shipowner has performed all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Note Closing Date, (b) the representations and warranties of the Shipowner herein contained are true and correct in all material respects to the same extent as if made on and as of the Note Closing Date, and (c) the terms of the Indenture have been complied with by the Shipowner, and as of the Note Closing Date, there shall not exist any condition or event which constitutes, or which after lapse of time or notice or both would constitute, an Indenture Default as defined in the Indenture.

         If any of the conditions specified in this Section 5 shall not have been fulfilled by the Shipowner when and as required by this Agreement, you may cancel this Agreement and all of your obligations hereunder on, or at any time prior to, the Note Closing Date. Notice of such cancellation shall be given to the Shipowner in writing.

         7. Conditions of Shipowner's Obligations. The obligations of the Shipowner to sell and deliver the Notes under this Agreement on the Note Closing Date are subject to all of the following conditions: (A) on the Note Closing Date all the Notes to be delivered by the Shipowner shall have simultaneously been purchased by the Purchasers; and (B) on or before the Note Closing Date (i) the Secretary shall have duly authorized the execution and delivery of the Guarantee of the Notes and shall have duly executed and delivered the Authorization Agreement;



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and (ii) the Indenture Trustee shall have duly executed and delivered the
Indenture and the Authorization Agreement.

         8. Expenses. Whether or not the transactions contemplated hereby are consummated, the Shipowner agrees to pay all reasonable fees and expenses incident to the transactions contemplated hereby and by the Offering Circular, including without limitation, reasonable fees and expenses (i) of the Purchaser's special counsel in connection with the transactions contemplated hereby and in connection with any future modifications requested by the Shipowner of this Agreement, the Notes or the Indenture or any waiver or consent under or in respect of any thereof; (ii) relating to the preparation, printing and filing of, and the performance by the Shipowner of its obligations under the Offering Circular, this Agreement, and the Indenture (including all instruments constituting exhibits or appendices thereto or annexed thereto); (iii) for payment of necessary stamp and other taxes, if any, in connection with the original issuance of the Notes (the Shipowner hereby agrees to hold the Purchaser harmless in respect thereof, such agreement to survive any disposition or payment of the Notes), (iv) of the Indenture Trustee and its counsel, (v) of the Purchaser, as agreed between such firm and the Shipowner in connection with the sale of the Notes, and (vii) otherwise relating to the issuance and delivery of the Notes.

         9. Indemnification.

         (A) The Shipowner shall indemnify Chase Securities, Inc. ("CSI") and hold CSI and each person, if any, who controls CSI, harmless from and against any loss, claim, damage or liability and any action in respect thereof, joint or several, to which CSI or such controlling person may become subject, under any statute or common law, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of material fact contained in the Offering Circular dated February 10, 2000 (the "Offering Circular") or any preliminary version thereof given to CSI or arises out of, or is based upon any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse CSI and such controlling person for any legal and other expenses reasonably incurred by CSI or such controlling person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity agreement is in addition to any liability which the Shipowner may otherwise have to CSI or any person who controls CSI.

         (B) Promptly after receipt by CSI under this Section 9 of notice of any claim or the commencement of any action, CSI shall, if a claim in respect thereof is to be made against the Shipowner under this Section 9, notify the Shipowner in writing of the claim or the commencement of that action, provided that the failure to notify the Shipowner shall not relieve it from any liability that it may have to CSI otherwise than under this Section 9 unless the Shipowner is actually prejudiced by such delay. If any such claim or action shall be brought against CSI, and it shall notify the Shipowner thereof, the Shipowner shall be entitled to participate in or to assume the defense thereof with counsel reasonably satisfactory to CSI unless and until CSI shall elect to employ separate counsel as hereinafter provided. After notice from the Shipowner to CSI of its election to assume the defense of such claim or action,



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the Shipowner shall not be liable to CSI of its election to assume the defense of such claim or action, the Shipowner shall not be liable to CSI under this
Section 9 for any legal or other expenses subsequently incurred by CSI in connection with the defense thereof other than reasonable costs of investigation; provided that CSI shall have the right to employ counsel to represent it if, in its reasonable judgment, it is advisable for it to be represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Shipowner. The Shipowner shall not be required to indemnify CSI under this Section 9 for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Shipowner.

         10. Entire Agreement Embodied, Changes, etc. This Agreement embodies the entire agreement and understanding among the Shipowner and you relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. Neither this Agreement nor any term hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought and with the written consent of the Secretary.

         11. Miscellaneous.

         (A) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by the provisions hereof to be given to the Shipowner, such notice shall be in writing addressed to Project America Ship I, Inc., c/o American Classic Voyages Company, 2 North Riverside Plaza, Chicago, Illinois 60606, (ii) whenever notice is required by the provisions hereof to be given to the Guarantor, such notice shall be in writing addressed to Project America, Inc., c/o American Classic Voyages Company, 2 North Riverside Plaza, Chicago, Illinois 60606, and (iii) whenever notice is required by the provisions of this Agreement to be given to you, such notice shall be in writing addressed to you at your address set forth in Schedule 1 hereto or any other address specified in a written notice to the Shipowner;

         (B) This Agreement is made solely for the benefit of and is binding upon and enforceable by you, the Shipowner, and your respective successors and assigns, and no other person shall acquire or have any right under, or by virtue of, this Agreement;

         (C) If this Agreement shall be canceled or terminated by you because of nonfulfillment of the conditions set forth in Section 6 hereof or because of the Shipowner's failure to comply on or before the Note Closing Date with the conditions precedent set forth herein, the Shipowner shall have no further obligations or liability hereunder to you except that the Shipowner will reimburse you for out-of-pocket costs and expenses reasonably incurred by you (including without limitation reasonable fees and other charges of your counsel and other experts) in connection with the engagement of the Note Purchaser, the purchase of the Notes, and any of the transactions contemplated therewith;

         (D) This Agreement shall be governed and construed in accordance with the laws of the State of New York.



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         If you are in agreement with the foregoing, please sign the form of acceptance on the accompany counterparts of this Agreement, retain one counterpart for your records and return the other counterparts to the Shipowner, whereupon this Agreement shall become a binding contract among you, the Shipowner and Purchaser.


                                    Very truly yours,


                                    PROJECT AMERICA SHIP I, INC.



                                    By:  /s/ Randall L. Talcott
                                        ---------------------------------------
                                        Its Vice President - Finance


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The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Chase Securities Inc.


By:  /s/ Michael K. Clare
   --------------------------------
    Its Managing Director

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                                   SCHEDULE 1



                                                    Aggregate Principal
                                                    Amount of Notes To
Purchaser                                           Be Purchased:
---------                                           -------------

Chase Securities Inc.                               $25,000,000




Address for all communications and
notices:

Chase Securities Inc.
270 Park Avenue
7th Floor
New York, NY 10017